UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2014

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 18, 2014, Teledyne’s Board of Directors approved amendments to Teledyne’s Amended and Restated Bylaws (the “Bylaws”) to provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the adjudication of certain types of disputes, unless Teledyne consents in writing to the selection of an alternative forum. The disputes covered by this provision are: (i) any derivative action or proceeding brought on behalf of Teledyne, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of Teledyne to Teledyne or Teledyne’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware, the Restated Certificate of Incorporation or the Bylaws of Teledyne, (iv) any action to interpret, apply, enforce or determine the validity of the Restated Certificate of Incorporation or the Bylaws of Teledyne or (v) any action asserting a claim governed by the internal affairs doctrine.

The amendments are located in newly added Article VIII.

This disclosure is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is attached to this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Teledyne Technologies Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By: /s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer

Dated February 18, 2014

EXHIBIT INDEX

Description

Exhibit 3.1	Amended and Restated Bylaws of Teledyne Technologies Incorporated